UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2026

FIRST FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	0-16759	35-1546989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One First Financial Plaza, Terre Haute, IN 47807

(Address of Principal Executive Offices, and Zip Code)

(812) 238-6000

Registrant’s Telephone Number, Including Area Code

               Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Corporation as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth Corporation ☐

If an emerging growth Corporation, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Named Executive Officer

On September 15, 2026, Secretary/Treasurer and Chief Financial Officer, Rodger A. McHargue, provided notice to First Financial Corporation (the “Corporation”) of his decision to retire effective December 31, 2026.

Appointment of Chief Financial Officer

On September 15, 2026, the Board of Directors of the Corporation appointed Paul D. Nungester, Jr., age 52, to succeed Mr. McHargue as Secretary/Treasurer and Chief Financial Officer, to be effective January 1, 2027.

Mr. Nungester joined the Corporation on August 10, 2026 and currently serves as Senior Vice President and Director of Finance. Prior to his role at the Corporation, Mr. Nungester served as the Director of Finance and Accounting for Inveniam Capital Partners, Inc. from 2025 until March 2026, where Mr. Nungester oversaw all accounting, tax, audit, and compliance functions. Prior to this role, Mr. Nungester served as Executive Vice President and Chief Financial Officer of Premier Financial Corporation from 2018 to 2025, where he oversaw Premier Financial Corporation’s finance, treasury, and accounting operations.

Mr. Nungester received a Bachelor of Science in Business Administration and Accounting from John Carroll University and a Master of Business Administration from the University of Toledo.

On September 15, 2026, the Corporation and its wholly-owned subsidiary, First Financial Bank, National Association (the “Bank”), entered into a new employment agreement (the “Agreement”) with Mr. Nungester. The Agreement is effective as of September 1, 2026. Under the terms of the Agreement, the Corporation or the Bank, as applicable, have agreed to employ Mr. Nungester for a term starting as of the effective date and ending June 30, 2028. Mr. Nungester’s term of employment under the Agreement may be extended for additional one-year periods.

Mr. Nungester receives an annual base salary at the rate of $375,000 per annum, which may be increased, or under certain conditions decreased, from time to time as determined by the Corporation or the Bank, as applicable, and will participate in bonus opportunities provided to executive officers and other senior management of the Corporation as well as fringe benefit plans and benefits available to senior management or to employees of the Corporation generally.

The Agreement contains terms governing payments Mr. Nungester would be entitled to receive in the event his employment is terminated, as follows:

•	If Mr. Nungester’s employment terminates due to death, “disability” or for “just cause” (as such terms are defined in the Agreement), or if Mr. Nungester voluntarily terminates his employment, then Mr. Nungester will be entitled to receive the base salary, bonuses, vested rights, and other benefits due to him through the date of termination. Any benefits payable under insurance, health, retirement, bonus or other plans as a result of his participation in such plans through such date will be paid when and as due under those plans.

•	If Mr. Nungester’s employment is terminated without just cause or if he terminates his employment for good reason, and such termination does not occur within 12 months after a change in control (as such terms are defined in the Agreement), then Mr. Nungester will be entitled to receive an amount equal to the sum of his base salary and bonuses through the end of the then-current term of the Agreement. Mr. Nungester would also receive cash reimbursements in an amount equal to the cost of obtaining all employee and other benefits that he would have otherwise been eligible to participate in or receive through the term of the Agreement.

•	If, as a result of a “change in control” (as such term is defined in the Agreement), Mr. Nungester is entitled to receive an amount that is the product of 2.0 times the sum of (i) his base salary in effect as of the date of the change in control; (ii) an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs: and (iii) cash reimbursements in an amount equal to his cost of obtaining for a period of two years, beginning on the date of termination, all benefits which he was eligible to participate in or receive.

•	If, as a result of change in control, Mr. Nungester becomes entitled to any payments that are determined to be payments subject to excise taxes under Internal Revenue Code Sections 280G and 4999, then his severance benefit will be equal to the greater of (i) his benefit under the Agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Internal Revenue Code Section 280G, or (ii) his benefit under the Agreement without reduction, if such benefit results in a greater net after-tax amount after taking into account any excise taxes imposed under Internal Revenue Code Section 280G due to the benefit payment.

The Agreement also includes confidentiality and non-solicitation provisions, as well as non-compete provisions that prohibit Mr. Nungester, during his employment and for a period of one year following his termination, from directly or indirectly competing against the Corporation or the Bank, as applicable, within a 75-mile radius of Terre Haute, Indiana, provided such radius shall be 50 miles in the event of employee’s separation from service is by the Corporation without just cause or by the employee for good reason. The foregoing description is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Nungester and any other persons pursuant to which he was appointed as Chief Financial Officer of the Corporation. There are no family relationships between Mr. Nungester and any director or executive officer of the Corporation, and Mr. Nungester does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the Corporation’s press release announcing the retirement of Mr. McHargue and the appointment of Mr. Nungester as Chief Financial Officer is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Paul D. Nungester, First Financial Corporation, and First Financial Bank, N.A., dated September 15, 2026
99.1	Press Release issued by First Financial Corporation, dated September 17, 2026
104	Cover page interactive data file (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FINANCIAL CORPORATION

Date: September 17, 2026	By:	/s/ Rodger A. McHargue
	Name:	Rodger A. McHargue
	Title:	Secretary/Treasurer and Chief Financial Officer